                                                                    EXHIBIT 10.8


PEERY/ARRILLAGA




January 31, 1995



Mr. Jeffrey Dunn
President and CEO
ACCELGRAPHICS, INC.
1942 Zanker Road
San Jose, CA 95112

RE: COMMENCEMENT OF LEASE

Gentlemen:

This letter will confirm our agreement relative to the Commencement Date of the Lease Agreement dated December 16, 1994 by and between John Arrillaga and Richard T. Peery Separate Property Trusts, as Landlord, and AccelGraphics, Inc., a California corporation, as Tenant, for approximately 12,833 +/- square feet of space located at 1942 Zanker Road, San Jose, California.

Notwithstanding anything to the contrary contained in said Lease Agreement, it is agreed that said Lease shall commence effective February 1, 1995 and terminate three years and two months later on March 31, 1998. It is also agreed that the Basic Rent Schedule as provided for in Paragraph 43 of the Lease Agreement shall remain unchanged.

The latest date Tenant may exercise its Option to Extend, as specified in Paragraph 51 of your Lease, shall remain September 30, 1997.

Please execute this letter in the space provided below, indicating your agreement with the foregoing, and return all copies to us for our execution. We will return a fully executed original for your records.

                                                     Respectfully yours,

                                                     PEERY/ARRILLAGA

                                                     By     /s/ John Arrillaga
                                                       -------------------------
                                                         John Arrillaga



AGREEMENT:

ACCELGRAPHICS, INC.
a California corporation

By       /s/ Jeffrey W. Dunn
  ---------------------------------------
     Jeffrey W. Dunn, President and CEO

PEERY/ARRILLAGA



January 20, 1995



Mr. Jeffrey Dunn
ACCELGRAPHICS, INC.
2630 Walsh Avenue
Santa Clara, CA 95050


RE: LEASE AGREEMENT DATED DECEMBER 16,1994 BETWEEN JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, AS LANDLORD, AND ACCELGRAPHICS, INC., AS TENANT FOR LEASED PREMISES LOCATED AT 1942 ZANKER ROAD, SAN JOSE, CALIFORNIA

Dear Jeffrey,

Exhibit A to the aforementioned document is enclosed for your retention.

If you have any questions regarding this document please call me at 408/980-0130.

Sincerely,

/s/ Sandra Lemmer

Sandra Lemmer
Property Manager


Enclosure

PEERY/ARRILLAGA



February 14, 1995



Mr. Jeffrey Dunn
ACCELGRAPHICS, INC.
1942 Zanker Road
San Jose, CA 95112

RE: COMMENCEMENT LETTER DATED JANUARY 31,1995 BETWEEN JOHN ARRILLAGA AND RICHARD T. PEERY SEPARATE PROPERTY TRUSTS, AS LANDLORD, AND ACCELGRAPHICS, INC., AS TENANT FOR LEASED PREMISES LOCATED AT 1942 ZANKER ROAD, SAN JOSE, CALIFORNIA

Dear Jeffrey,

The aforementioned document is enclosed for your retention.

If you have any questions regarding this document please call me at 408/980-0130.

Sincerely,



Sandra Lemmer
Property Manager


Enclosure

                                 LEASE AGREEMENT

                                                             BLDG:        Z/B 3
                                                             OWNER:       500
                                                             PROP:        153
                                                             UNIT:        1942
                                                             TENANT:      15304

THIS LEASE, made this 16th day of December 1994 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SEPARATE PROPERTY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and ACCELGRAPHICS, INC., a California Corporation, hereinafter called Tenant.

                                   WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows:

     A portion of that certain 30,018+/- square foot, one-story building located at 1942 Zanker Road, San Jose, California, 95112 consisting of approximately 12,833+/- square feet of space. Said Premises is more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached hereto. The Premises shall be improved as shown on Exhibit B to be attached hereto, and, subject to Paragraph 46, is leased in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.

As used herein the Complex shall mean and include all of the land outlined in Green and described in Exhibit "A" attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Said letting and hiring is upon and subject to the terms. covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, storage and warehousing, and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law regulating Tenant's use of the Premises. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. There are no CC&R's affecting the Premises at the time of Lease execution. In the event CC&R's are subsequently implemented, Landlord shall provide a copy of said CC&R's to Tenant.

2. TERM*

A. The term of this Lease shall be for a period of THREE (3) years TWO (2) months and SEVENTEEN (17) days (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 15th day of January, 1995 and end on the 31st day March of 1998.

B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs:

         (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed; or

         (b) Upon the occupancy of the Premises by any of Tenant's operating personnel; or

         (c) When the Tenant Improvements have been substantially completed for Tenant's use and occupancy, in accordance and compliance with Exhibit B of this Lease Agreement; or

         (d) As otherwise agreed in writing.

3. POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease. and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2 (b), above. The above is, however, subject to the provision that the period of delay, of delivery of the premises shall not exceed 30 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

* It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent scheduled for the projected commencement date as shown in Paragraph 43.

4. RENT
A. Basic Rent. Tenant agrees to Pay to Landlord at such place as Landlord may designate without deduction. offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of FOUR-HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED EIGHTY NINE & 20/100 ($415,789.20) Dollars in lawful money of the United States of America, payable as follows:

SEE PARAGRAPH 43 FOR BASIC RENT SCHEDULE

B. Time for Payment. In the event that the term of this Lease commences on a date other than the first day of the calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the full day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof (Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal five (5%) percent of each rental payment to in default.

D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

     (a) Tenant's proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and (b) Tenant's proportionate share of all insurance premiums relating to the Complex, as set forth in Paragraph l5, and

     (c) Tenant's proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

     (d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent. Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent
(i) within five days for taxes, 15 days for insurance, and 30 days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord so elects to do so at Landlord's sole and absolute discretion, as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

E. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at PEERY/ARRILLAGA, FILE 1504, BOX 60000, SAN FRANCISCO, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

F. Security Deposit. Concurrently with the Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of TWELVE THOUSAND ONE HUNDRED NINETY ONE AND 35/100 ($12,191.35) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms. Covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sum due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of' termination of Landlord's interest in this Lease. Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem Appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

6. PARKING Tenant shall have the right to use with other tenants or occupants of the Complex 47 parking spaces in the common parking areas of the Complex. Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 47 spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX AND BUILDING IN WHICH THE PREMISES ARE LOCATED Subject to Paragraph 46, As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annurn on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

"Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

As Additional Rent and in accordance with paragraph 4 D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, and repair of the building (including common areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators; license, permit, and inspection fees; security, salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annurn on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

8. ACCEPTANCE AND SURRENDER OF PREMISES Subject to Paragraphs 45 and 46, and upon Lease Commencement, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the airconditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS Tenants shall make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

10. TENANT MAINTENANCE Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the non-common areas of the Premises (such as water and drain lines, sinks), electrical systems within the non-common areas of the Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and airconditioning controls within the non-common areas of the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. See Paragraph 46.

11. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED As Additional Rent and in accordance with paragraph 4 D this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the costs of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 8:00AM and 6:00PM, Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and airconditioning required in Landlord's judgment for the comfortable use and Occupation of the Premises for such purposes. Tenant may, from time to time, have its staff and equipment operate on a twenty-four (24) hour-a-day, seven (7) day-a-week schedule, and Tenant shall pay for any extra utilities used by Tenant. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and airconditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the airconditioning system, Landlord shall have the right to install supplementary airconditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or airconditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually funished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

12. TAXES
A. As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex, and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

B.  Taxes on Tenant's Property
(a) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade mixtures placed by Tenant or about the Premises. If any such taxes on Tenant's personal property or trade mixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the cast may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(b) if the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12Ba, above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records, of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE Tenant at Tenant's expense, agrees to keep in force during the term of this Lease a policy of comprehensive public liability insurance with limits in the amount of $500,000/$2,000,000 for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises issued by an insurance company admitted to transact business in the State of California; shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate, provided such increase is reasonable in light of practices and customs respecting comparable buildings in the vicinity of the Premises.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade mixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured or for other items or equipment to be used in Tenant's business to be conducted in the Premises leased hereunder; provided, however, in the event Tenant's ongoing business plan does not include the ongoing use of the items insured, Tenant may use the insurance proceeds as Tenant desires.

Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

15. PROPERTY INSURANCE Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. Notwithstanding anything to the contrary in this Paragraph, if either party is prohibited under its insurance policy from releasing the other party, then in lieu of such release, said party shall name the other as an additional insured under the policy.

16.     See Paragraph 47.

17. COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18. LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, all rents or additional consideration received by Tenant from its assignees, transferees, or subtenants in excess of the rent payable by Tenant to Landlord hereunder. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 19. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord which consent shall not be unreasonably withheld. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. See Paragraph 48.

20. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord. Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding the foregoing. See Paragraph 49.

21. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times during business hours and after at least 24 hours notice (except in emergencies) have the right to enter the Premises to inspect them to perform any services to be provided by Landlord hereunder, to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenants shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a). The rights and remedies provided for by California Civil Code Section 1951.2, including, but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection
(b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner. Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.
  (b). The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.
  (c). The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
  (d). To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph d., No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination. Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
  (e). The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d. above.

23. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease (except that Tenant may vacate so long as it pays rent, provides an on-site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder) and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

24. DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible for under Paragraph 10. Landlord may, at its option:
  (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
  (b) Terminate this Lease (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost and provided, however, that Landlord shall be obligated to promptly rebuild or restore the Premises if Landlord reasonably estimates that such repairs can be made within one hundred twenty
(120) days from the date of such damage or destruction).
  If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises.
If Landlord initially estimates that the rebuilding or restoration will exceed 120 days or if Landlord does not complete the rebuilding or restoration within one hundred twenty (120) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.
  Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.
  In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

25. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss or business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
  If (i) any action or proceeding is commenced for such taking of the Premises or any substantial part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
  In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
  If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor. See Paragraph 51

27. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred thirty (130%) percent of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL  Tenant shall at any time upon not less than ten
(10) days' prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

30. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord. Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS' FEES.

        (A) In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

        (B) Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder. Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee, except in the event caused by Landlord's negligence or willful misconduct.

33. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peery/Arrillage, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service 3 days after or 3 days after mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37. CORPORATE AUTHORITY If Tenant is a corporation, for a partnership each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

39. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

        (i) the sole and exclusive remedy shall be against Landlord and Landlord's assets;

        (ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

        (iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

        (iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

        (v) no judgment will be taken against any partner of Landlord.

        (vi) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

        (vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

        (viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

        Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40. MISCELLANEOUS AND GENERAL PROVISIONS

        a. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

        b. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        c. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

           The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

        d. Time is of the essence of this Lease and of each and all of its provisions.

        e. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

        f. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

        g. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        h. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

        i. Paragraphs 43 through 53 are added hereto and are included as a part of this lease.

        j. Clauses, plans and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        k. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

41. BROKERS Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease: none and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

42. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. Tenant may place a directional sign in a location near the driveway preapproved by Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.


LANDLORD:                                       TENANT:
JOHN ARRILLAGA SEPARATE                         ACCELGRAPHICS, INC.
PROPERTY TRUST                                  a California Corporation

By /s/ John Arrillaga                           By /s/ Jeffrey W. Dunn
   ------------------------------                  ----------------------------
John Arrillaga, Trustee                         Jeffrey W. Dunn, President and
                                                Chief Executive Officer


RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By /s/ Richard T. Peery
   ------------------------------
Richard T. Peery, Trustee

Paragraphs 43 through 53 to Lease Agreement Dated December 16, 1994, By and Between John Arrillaga and Richard T. Peery Separate Property Trusts, as Landlord, and AccelGraphics, Inc., a California corporation, as Tenant for 12,833+/- Square Feet of Space Located at 1942 Zanker Road, San Jose, 95112.

43. BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum of FOUR HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED EIGHTY NINE AND 20/100 DOLLARS ($415,789.20), shall be payable as follows:

        For the period of January 15, 1995 through March 31, 1995, no Basic Rent shall be due; however, Tenant shall be responsible for all Additional Rent expenses as outlined in Paragraph 4D from the Commencement Date of the Lease.

        On April 1, 1995, the sum of TEN THOUSAND NINE HUNDRED EIGHT AND 05/100 DOLLARS ($10,908.05) shall be due, and a like sum due on the first day of each month thereafter, through and including March 1, 1996.

        On April 1, 1996, the sum of ELEVEN THOUSAND FIVE HUNDRED FORTY NINE AND 70/100 DOLLARS ($11,549.70) shall be due, and a like sum due on the first day of each month thereafter, through and including March 1, 1997.

        On April 1, 1997, the sum of TWELVE THOUSAND ONE HUNDRED NINETY ONE AND 35/100 DOLLARS ($12,191.35) shall be due, and a like sum due on the first day of each month thereafter, through and including March 1, 1998; or until the entire aggregate sum of FOUR HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED EIGHTY NINE AND 20/100 DOLLARS ($415,789.20) has been paid.

44. "AS-IS" BASIS: Subject only to Landlord making the improvements shown on Exhibit B to be attached hereto, it is hereby agreed that the Premises leased hereunder is leased strictly on an "as-is" basis and in its present condition, and in the configuration as shown on Exhibit B to be attached hereto, and by reference made a part hereof It is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease (except as noted in Paragraphs 45 and 46). Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

45. PUNCH LIST: In addition to and notwithstanding anything to the contrary in Paragraphs 8 and 44 of this Lease, Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a written "punch list" pertaining to latent defects in the Building and in the interior improvements constructed by Landlord for Tenant. Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete the "punch list" items without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected. Notwithstanding the foregoing, a crack in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the commencement of the term of this Lease.

46. MAINTENANCE OF THE PREMISES: In addition to, and notwithstanding anything to the contrary in Paragraph 10, Landlord shall maintain the structural shell, foundation, and roof structure (but not the interior improvements, roof membrane, subject to the conditions noted herein, or glazing) of the building leased hereunder at Landlord's cost and expense provided Tenant has not caused such damage, in which event Tenant shall be responsible for 100 percent of any such costs for repair or damage so caused by the Tenant. Notwithstanding the foregoing, a crack in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same. During the first sixty (60) day period of the Lease Term, Landlord shall be responsible for any costs for repair or damage to the roof membrane, provided Tenant has not caused such damage, in which event Tenant shall be responsible for one hundred (100%) percent of any such costs for repair or damage to the roof membrane so caused by Tenant. Tenant shall be responsible for paying its pro rata share for the cost of maintaining the roof membrane throughout the Term of the Lease.

Landlord will be responsible for having made and for the payment of any necessary repairs, as reasonably determined by Landlord, (excluding maintenance) to the HVAC system, plumbing and standard electrical wiring during the first sixty (60) day period in the initial Lease Term, provided however, any repair resulting from Tenant's use will be paid for one hundred (100%) percent by Tenant. Tenant shall notify Landlord of any such necessary repairs and Landlord will approve such repairs and the related cost before such repairs are made.

47. INDEMNIFICATION: Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including without limitation, gas, fire, oil, electricity, or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors so long as Landlord has first received notice of the problem/defect resulting in injury, death, damage or destruction as a consequence of its negligence and to the extent such damage or destruction can be restored and Landlord has had a reasonable time in which to repair same, provided, however, Landlord is responsible for repairing such damage under this Lease. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

48. ASSIGNMENT AND SUBLETTING CONTINUED: In addition to and notwithstanding anything to the contrary in Paragraph 19 of this Lease, Tenant shall be entitled to assign or sublet without Landlord's consent (but shall still give Landlord notice thereof) to any parent or subsidiary corporation, or corporation with which Tenant merges or consolidates, or to whom Tenant sells all or substantially all of its assets, provided no such assignment or subletting will release the Tenant from Tenant's obligations under this Lease.

49. SUBORDINATION, CONTINUED: Notwithstanding anything to the contrary in Paragraph 20 of this Lease, Tenant shall not be required to subordinate unless it receives an agreement enforceable by Tenant from the holder of the interest to which this Lease is being subordinated that Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions of this Lease.

50. SALE OR CONVEYANCE BY LANDLORD, CONTINUED: Not withstanding anything to the contrary in the Lease, if Landlord sells or otherwise convoys its interest in the Premises, Landlord shall not be relieved of its obligation under the Lease, unless and until Landlord transfers the balance of Tenant's Security Deposit to its successor and the successor assumes in writing Landlord's obligations under the Lease.

51. OPTION TO EXTEND LEASE FOR THREE (3) YEARS: Provided Tenant is not in default (pursuant to Paragraph 22 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease Agreement, Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional three (3) year period (the "Extended Term") upon the following terms and conditions:

     A. Tenant shall give Landlord written notice of Tenant's exercise of this Option to Extend not later than September 30, 1997, in which event the Lease shall be considered extended for an additional three (3) years upon the same terms and conditions, absent this Paragraph 5 1, and subject to the Basic Rental set forth below. In the event that Tenant timely exercise Tenant's option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the remaining term hereof, absent of this Paragraph 5 1.

     B. The following summarizes the per square foot charge by period under the Lease Agreement that would be applied to the Extended Term:

                                                                 Monthly
                  Period                       PSF Rate          Basic Rental
                  ------                       --------          ------------
                  04/01/98-03/31/99            $1.00             $12,833.00
                  04/01/99-03/31/00            $1.05             $13,474.65
                  04/01/00-03/31/01            $1.10             $14,116.30

         C. The option rights of Tenant under this Paragraph, and the Extended Term thereunder, are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, except to a parent corporation, subsidiary corporation, or corporation with which Tenant merges or consolidates or to whom Tenant sells all or substantially all of its assets as provided for in Paragraph 48, either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under Paragraph 19, the option granted herein and any Extended Term thereunder shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease, except an assignment or sublease to a parent corporation, subsidiary corporation, or corporation with which Tenant merges or consolidates or to whom Tenant sells all or substantially all of its assets.

         D. INCREASED SECURITY DEPOSIT: In the event the term of Tenant's Lease is extended pursuant to this Paragraph 51, Tenant's Security Deposit shall be increased to equal the Basic Rental due for the last month of the Extended Term ($14,116.30).

52. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

53. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises (hereinafter collectively referred to as the "Property") and the Complex:

As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes subject to or regulated by any local governmental authority, the State of California, or the United States Government. The term "Hazardous Materials" includes, without limitation any material or hazardous substance which is (i) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 30, (ii) listed or defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, Section 42 U.S.C. Section 6901 et. seq., (iii) listed or defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601), (iv) petroleum or any derivative of petroleum, or (v) asbestos.

Subject to the terms of this Paragraph 53, Tenant shall have no obligation to "clean up", reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials which Tenant (prior to and during the term of the Lease) or other parties on the Property (during the term of this Lease) did not store, dispose, or transport in, use, or cause to be on the Property or the Complex in violation of applicable law.

Tenant will be 100 percent liable and responsible for: (i) any and all "cleanup" of said Hazardous Materials contamination which Tenant, its agents, employees, contractors, invitees or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the Property and which Tenant, its agents, employees, contractors, invitees or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the Property, and (ii) any claims, including third party claims, resulting from such Hazardous Materials contamination. Tenant shall indemnify Landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including, without limitation, attorney fees incurred as a result of any claims resulting from such Hazardous Materials contamination. Tenant also agrees not to use or dispose of any Hazardous Materials on the Property or the Complex without first obtaining Landlord's written consent. In the event consent is granted by Landlord, Tenant agrees to complete compliance with governmental regulations, and prior to the termination of said Lease Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate city agency. If Tenant uses Hazardous Materials, Tenant also agrees to install, at Tenant's expense, such Hazardous Materials monitoring devices as Landlord deems reasonably necessary. It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the termination date of the Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 53.

                                SERVICE AGREEMENT
                       Altamonte Lakeside Executive Suites

Name of Client:        ACCELGRAPHICS, INC. - John Caravello


Address:               1942 Zanker Road

City, State, ZIP:      San Jose, California 95112-9704

Telephone:             (408) 467-5013

      THIS AGREEMENT is made between Altamonte Lakeside Executive Suites, (hereinafter referred to as the "OWNER"), 283 N. North Lake Boulevard, Suite 111, Altamonte Springs, Florida 32701 and AccelGraphics, Inc. (hereinafter referred to as the "Client"), whose address and telephone number are described above.

         OWNER and CLIENT hereby agree as follows:

1. Client is hereby given the right to use office number, 124 for a term of twelve (12) months commencing on Apr. 19, 1996 and terminating on Apr. 30, 1997. If Owner is unable to deliver possession of the office described herein to CLIENT on the commencement date, OWNER will not be liable for any resulting damage, and CLIENT will not have to pay the basic charged (as specified herein) until OWNER can deliver possession. Upon completion of the initial term, this Agreement shall continue on a six month basis with thirty (30) days written notice prior to end of term required by either party to terminate.

2. During the term of this Agreement, the basic monthly charges are as follows:

       Office Package                                           $  400.00
                                                                ---------
       Sales Tax (7%)                                           $   28.00
                                                                ---------
       Furniture Package (See attached itemized scheduled       $   00.00
                                                                ---------
       Sales Tax (7%)                                           $    0.00
                                                                ---------
       Telephone Instrument Rental (Type:______________)        $   00.00
                                                                ---------
       Telephone Answering (See Exhibit A)                      $   40.00
                                                                ---------
       Own Fax Machine                                          $   00.00
                                                                ---------

                              Total Basic Monthly Payment       $  468.00
                                                                ---------

      The above Basic Monthly Office Package includes the following:

                  Use of Office                             Coffee Service
                  Use of Reception Area                     ABC Switch Access
                  Incoming Mail Delivery

Four (4) Hours Use of Conference/Meeting room time for each office rented. (This allowance is not cumulative from one month to another.) Additional use of conference/meeting room is available at the prevailing rate of $5.00/hour.

Rates, and the services offered, are subject to change without notice. Rent Reviews occur annually. The increase in "basic monthly office rental" upon renewal of this agreement will be approximately 8%.

5. Client will receive an invoice approximately 10 calendar days prior to the beginning of the next month. This will be for the upcoming months rent, plus services used from the 16th day of the previous month to the 15th day of the current month, and is due upon receipt. Payment is to be delivered to the Manager no later than 5:00 p.m. on the last day of the current month, without making any deduction or offsets. Should a discrepancy exist, the matter should immediately be brought to the Manager's attention. Payments made after that deadline will be subject to a 5% late payment fee. Payments not received by the 10th day of the upcoming month may cause cancellation of service, including loss of access to the office space. Should a check be returned for any reason, Client will pay an additional charge of $30 per returned check and the OWNER shall have the right to cancel all services until the check is made good and the additional charge paid.

                  Payments made by mail should be addressed to:
                       ALTAMONTE LAKESIDE EXECUTIVE SUITES
                       283 N. NORTH LAKE BLVD., SUITE 111
                        ALTAMONTE SPRINGS, FT, 32701-3437

4. Concurrent with the execution of this Agreement, CLIENT will pay OWNER the following:

                  Administrative Set-Up Charge                    $   50.00
                                                                  ---------
                  Telephone Line Installation Charge              $   45.00
                                                                  ---------
                  Telephone Instrument Deposit                    $   00.00
                                                                  ---------
                  First month's office rent, incl. tax            $  428.00
                                                                  ---------
                  First month's furniture rental, incl. tax       $   00.00
                                                                  ---------
                  First months telephone instrumental rental      $   00.00
                                                                  ---------
                  First months telephone answering charge         $   40.00
                                                                  ---------
                  First months charge for own fax machine         $   00.00
                                                                  ---------
                  Security Deposit (Refundable)                   $  425.00
                                                                  ---------
                  Key Deposit (Refundable)                        $    5.00
                                                                  ---------
                  Entry Card Deposit (Refundable) 2 cards         $   40.00
                                                                  ---------

                                               TOTAL              $1,033.00
                                                                  ---------

5.       CLIENT agrees that:

         (a) CLIENT will use the premises for general office purposes and for no other purpose. CLIENT agrees that CLIENT will not offer or use the premises to provide to others services provided by OWNER to OWNER'S clients, nor make nor permit use of the premises which is forbidden by law or regulation, or may be hazardous or unsafe, or may invalidate or increase the premium of any policy of insurance carried on the premises or may tend to impair the character, reputation, appearance or operation of the premises.

         (b) OWNER has made no promise to alter or improve the premises or made any representation concerning the condition thereof. By taking possession of the premises, CLIENT acknowledges that they are in good order and condition. CLIENT will maintain the premises in good condition and repair, will not make holes in walls for any mason, or cause or permit the premises to be damaged or defaced. CLIENT will make no alterations or additions to the premises without OWNER'S prior written consent. CLIENT will return the premises and any furniture contracted for hereunder at the end of this Agreement in as good condition and repair as when CLIENT received the premises or such furniture, as the case may be, normal wear and tear excepted. CLIENT shall provide, at CLIENT'S expense, a plastic chair mat of the type normally used on the premises and will. use it at all, times. OWNER may, but is not required to, make repairs or replacements for CLIENT'S account, and CLIENT will pay to OWNER all costs and expenses thereof upon demand.

         (c) CLIENT shall not permit their office to be occupied by any person except CLIENT'S employees and business invitees. CLIENT acknowledges that the exclusion of young children and pets from the premises is necessary to maintain the professional environment. Co-tenancy, defined as sharing of an office, is not permitted without Management's consent. Your office key and Security Entry Card are not to be loaned to anyone. Use of the facilities and services available at Altamonte Lakeside Executive Suites are for our CLIENTS only. CLIENTS do not have the authority to grant access to these facilities to other persons.

         (d) OWNER has the right, at any time, and upon reasonable notice, to enter the premises to inspect them, to provide services to be famished by OWNER, to make repairs and alterations to the premises and to show the premises to prospective clients.

         (e) Should CLIENT continue in possession of the premises after expiration or termination of this Agreement without OWNER'S consent, CLIENT shall be obligated to pay an amount equal to two (2) times the basic charge in effect at the time of such expiration or termination, until such possession is surrendered. OWNER shall be entitled to exercise all remedies available to OWNER on account of such continued possession, and CLIENT'S obligation to pay such doubled basic charge shall be in addition and without prejudice to such remedies.

         (f) CLIENT'S Answering Service requirements are as shown in the Agreement, Exhibit A, which sets forth the name and title of the individuals authorized to use the services. This agreement will run concurrently with the Service Agreement.

         (g) No advertising of any type using the address of the premises may be used by CLIENT without the prior written approval of OWNER.

         (h) CLIENT will MI out and sign additional documents and do such other things as may be required by OWNER, Postal Service, telephone company, or other entity in order to permit OWNER to provide services and facilities pursuant to this Agreement.

         (i) CLIENT agrees by signing this Agreement that he win abide by the Rules And Regulations as described in the 'Orientation Document' (see Exhibit B). CLIENT will comply with an rules, regulations, and requirements established by OWNER relating to the premises and CLIENT'S use thereof. OWNER will have no responsibility to CLIENT for violation of any rules and regulations by any other client of OWNER.

         (j) If CLIENT vacates or abandons the premises, or if CLIENT is dispossessed by process of law or otherwise, personal property belonging to Client and left on the premises will be considered abandoned or, at OWNER'S option, OWNER may store it in CLIENT'S name, at CLIENT'S cost and without notice to CLIENT

         (k) CLIENT will defend, indemnify, and hold harmless OWNER and its respective officers, employees and agents, from any and all claims, liabilities, or loss, and all damages, direct or consequential incurred by OWNER, or any other person, and an costs and expenses including attorney's fees arising in any manner, directly or indirectly, out of or in connection with or incident to (1) any injury to or death of persons including, but not limited to, CLIENT and employees and invitees of CLIENT, or any damage to or destruction of property, including, but not limited to, property of CLIENT and employees and invitees of CLIENT occurring on or about the premises, except to the extent that such claims , losses, or damages are the result of the negligence of OWNER or its officers, employees or agents, or (2) the furnishing to, or use by, Client, authorized persons, or employees and invitees of any of them of any services or facilities (which term as used herein includes occupancy of the premises hereunder). CLIENT shall maintain adequate insurance for the foregoing.

         (l) All services and facilities (which term includes occupancy of the premises) provided pursuant to this Agreement are furnished without warranty of any sort whatsoever. CLIENT'S sole remedy, and OWNER'S sole obligation, for any failure to render any service or facility, any error or omission, or any delay or interruption with respect thereto is limited to an adjustment to CLIENT'S billing in an amount equal to the charge for such service or facility for the period during which the failure, delay or interruption continues. With the sole- exception of the remedy set forth in the first two sentences of this subparagraph (1), CLIENT EXPRESSLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT

                  OF ANY FAILURE TO FURNISH ANY SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME. NOTWITHSTANDING ANYTHING IN THIS SUBPARAGRAPH, THERE SHALL BE NO BILLING ADJUSTMENT IF CLIENT IS IN DEFAULT HEREUNDER.

6. Subject to paragraph 5(g) above, CLIENT is hereby authorized to use the address of the premises as CLIENT'S business address. CLIENT acknowledges that CLIENT has read and understood United States Postal Service Form #1583 and understands that in the event CLIENT'S use of this address terminates, it will be CLIENT'S responsibility to notify all parties of termination of the use of the above-described address. In the event that this Agreement terminates or any or all charges are not kept current, OWNER may terminate CLIENT'S right to use the address of the premises and at OWNER'S election and upon reasonable notice may return all mail to senders.

7.       If CLIENT does, not pay any sum payable by CLIENT to OWNER within ten
         (10) days after it becomes due and payable, or if CLIENT fails to perform any of CLIENT'S other agreements and does not cure such other failure within five (5) days after written notice to CLIENT from OWNER, OWNER will have the right, with or without notice to CLIENT, in addition to and not in lieu of other remedies available, to terminate all of Client's rights under this Agreement, or such of those rights as OWNER designates in the written notice. If Client's rights under this Agreement are so terminated, OWNER may, after complying with any applicable requirements of law, take possession of the premises. Upon any such action by OWNER, CLIENT will remain liable for all obligations which have previously accrued, and, to the maximum extent permitted by law, for all obligations which may subsequently accrue.

8. CLIENT shall comply with all laws, permit and licensing rules, and other requirements regulating the conduct of CLIENT'S business.

9. If CLIENT fails to Perform any of CLIENT'S obligations hereunder when performance is due, or abandons the premises, OWNER may apply the security deposit to the payment of any basic charge or any other payment due from CLIENT, or of any sum which OWNER may spend or be required to spend by reason of CLIENT'S failure. Upon written demand by OWNER, CLIENT will pay to OWNER any amount so applied so that the security deposit is replenished. If at the end of the term of this Agreement, CLIENT has performed all of the provisions of this Agreement, the security deposit, or any remaining balance, will be returned to CLIENT without interest.

10. CLIENT may not assign this Agreement, in whole or in part, without the written approval of OWNER. All provisions of this Agreement are for the benefit of, and are binding upon, CLIENT'S approved successors and assigns and those of OWNER.

11. CLIENT acknowledges that during the term of this Agreement, OWNER will be furnishing services to CLIENT and other clients on the premises through OWNER'S employees. CLIENT acknowledges and agrees that the loss of an employee would cause damages and expenses to OWNER in obtaining a replacement. CLIENT therefore agrees that should CLIENT hire any of OWNER'S employees during the term of this Agreement, or for six (6) months after CLIENTS termination, thereby causing OWNER to lose service of that employee, CLIENT will pay to OWNER an amount equal to the sum of 25% of the annual compensation of the first year's employment for that employee. It being mutually agreed by CLIENT and OWNER that this provision of liquidated damages is reasonable and the actual damages sustained by OWNER as a result of these actions would be impractical or extremely difficult to establish.

12. In the event of any legal action or proceeding by CLIENT or OWNER against the other under this Agreement, the prevailing party shall be entitled to recover all expenses and costs, including reasonable attorney's fees and costs of appeal.

13. All notices by CLIENT or OWNER to the other must be in writing. Notices to CLIENT will be considered given if delivered personally to one of CLIENT'S officers or mailed by registered or certified mail, postage prepaid, addressed to CLIENT at the premises. Notices to OWNER will be considered given if mailed by registered or certified mail, postage prepaid, to OWNER at OWNER'S address set forth in this Agreement, or such other address as OWNER shall designate to CLIENT in writing.

14. The invalidity or unenforceability of any provision hereof shall not affect or impair validity of any other provision. No waiver of any default of CLIENT shall be implied from any failure by OWNER to take action with respect to such default.

15. OWNER expressly reserves the right at OWNER'S expense, to remove CLIENT from the rented office and relocate CLIENT to another office of OWNER'S choosing, of approximately the same dimensions and size, within the Suite. CLIENT agrees that OWNER'S exercise of its election to remove and relocate CLIENT shall not terminate this Agreement or release CLIENT, in whole or in part, from CLIENT'S obligation to pay rent and perform agreements hereunder for the full term of this Agreement.

16. THIS AGREEMENT IS NOT A LEASE. CLIENT IS GRANTED A REVOCABLE LICENSE TO USE THE FACILITIES INCLUDED IN THE APPLICABLE SCHEDULE. CLIENT SHALL HAVE NO REAL PROPERTY INTEREST IN OR TO THE PREMISES.

17. This Agreement supersedes any prior agreement and embodies the entire agreement between CLIENT and OWNER, and may not be modified, changed or altered in any way except in writing.

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida.

Witnessed by:                        Owner: Altamonte Lakeside Executive Suites


         /s/ S. Golden               By:               /s/ C. O'Neal
________________________________     ___________________________________________

         4/1/96                      Date:                      4/1/96
________________________________     ___________________________________________


Witnessed by:                        Client:  AccelGraphics, Inc.

         /s/                         By:      /s/ Nancy E. Bush
________________________________     ___________________________________________

         4/4/96                      Date:                      4/4/96
________________________________     ___________________________________________

                       Altamonte Lakeside Executive Suites

                                    Exhibit A
                           Answering Service Agreement


Type of Answering Service Number of Lines and Price/Month


                                                                                      1        2        3       4
Standard Service                                                                     $40      $ 60     $ 70    $ 80

All lines answered In your name
All messages saved on voice mail

Executive Service                                                                    $60      $ 80     $100    $115

All lines answered in your name
All calls screened
Messages saved on mix of voicemail and by hand
Agreed categories of messages forwarded to you immediately
Voice mail used when switchboard closed

Ultimate Service                                                                     $80      $105     $125    $150

All lines answered in your name
All messages saved by hand
All messages forwarded to you Immediately
Voice mail used when switchboard Ls closed
We check your voice mail each morning and pass messages to you

Client's Answering Service Requirement

Individual's Authorized to use Service

Name to be used in Answering Incoming Calls:

Service chosen on 2 lines.